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                                  23(d)(1)(oo)

Amendment to Investment Advisory Agreement - TA IDEX Van Kampen Emerging Markets
                                      Debt

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                         TRANSAMERICA IDEX MUTUAL FUNDS
                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

THIS AMENDMENT is made as of January 1, 2007 to the Investment Advisory Agreement dated as of June 15, 2004, as amended (the "Agreement"), between Transamerica IDEX Mutual Funds and Transamerica Fund Advisors, Inc. on behalf of TA IDEX Van Kampen Emerging Markets Debt. In consideration of the mutual covenants contained herein, the parties agree as follows:

     COMPENSATION. Any reference to compensation of TA IDEX VAN KAMPEN EMERGING MARKETS DEBT is now revised to reflect the following Advisory Fees:

          0.95% of the first $250 million of average daily net assets; 0.85% over $250 million up to $500 million; and 0.80% in excess of $500 million

     Any references to TA IDEX EVERGREEN INTERNATIONAL SMALL CAP, TA IDEX MARSICO INTERNATIONAL GROWTH, TA IDEX TRANSAMERICA SHORT-TERM BOND, TA IDEX UBS LARGE CAP VALUE, TA IDEX VAN KAMPEN SMALL COMPANY GROWTH, TA IDEX J.P. MORGAN MID CAP VALUE AND TA IDEX BLACKROCK LARGE CAP VALUE remain the same.

In all other respects, the Investment Advisory Agreement dated as of June 15, 2004, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of January 1, 2007.

                                        TRANSAMERICA FUND ADVISORS, INC.


                                        By: /s/ John K. Carter
                                            ------------------------------------
                                        Name: John K. Carter
                                        Title: President and Chief Executive
                                               Officer


                                        TRANSAMERICA IDEX MUTUAL FUNDS


                                        By: /s/ Dennis P. Gallagher
                                            ------------------------------------
                                        Name Dennis P. Gallagher
                                        Title Senior Vice President,
                                              General Counsel and Secretary